UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XERIS BIOPHARMA HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11.

XERIS BIOPHARMA HOLDINGS, INC.
1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held June 7, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders, or Annual Meeting, of Xeris Biopharma Holdings, Inc. (the "Company") will be held on June 7, 2023 at 8:00 a.m. Central Time. The Annual Meeting will be held virtually this year, both to increase accessibility and encourage participation from our stockholders. You will be able to attend and participate in the Annual Meeting online (see below for details regarding admission), where you will be able to listen to the meeting live, vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. The purposes of the Annual Meeting are the following:
1.To elect three Class II directors to our board of directors to serve until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;
2.To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and
3.To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The proposal for the election of directors relates solely to the election of Class II directors nominated by the board of directors.
Only Xeris Biopharma Holdings, Inc. stockholders of record at the close of business on April 12, 2023 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/XERS prior to the deadline of Tuesday, June 6, 2023 at 5:00 p.m. Eastern Time and provide the control number as described in the Notice or proxy card. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting and technical details and support related to accessing the virtual platform.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2022 Annual Report to Stockholders, or 2022 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting online, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. The proxy statement and our 2022 Annual Report to Stockholders are available at http://www.proxydocs.com/XERS.

By order of the Board of Directors,

Paul R. Edick
Chairman and Chief Executive Officer
Chicago, Illinois
April 26, 2023

TABLE OF CONTENTS

Page

PROPOSAL NO. 1 - ELECTION OF CLASS II DIRECTORS	7

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS XERIS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	13

CORPORATE GOVERNANCE	15

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29

PRINCIPAL STOCKHOLDERS	31

REPORT OF THE AUDIT COMMITTEE	33

HOUSEHOLDING	34

STOCKHOLDER PROPOSALS	34

OTHER MATTERS	34

XERIS BIOPHARMA HOLDINGS, INC.
1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2023
This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Xeris Biopharma Holdings, Inc., which will be held on June 7, 2023 at 8:00 a.m. Central Time. The Annual Meeting will be held virtually this year, both to increase accessibility and encourage participation from our stockholders. You will be able to attend and participate in the Annual Meeting online (see below for details regarding admission), where you will be able to listen to the meeting live, vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. The board of directors of Xeris Biopharma Holdings, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Xeris,” “we,” “us,” and “our” refer to Xeris Biopharma Holdings, Inc. and its consolidated subsidiaries, as appropriate. References to “Strongbridge” refer to Strongbridge Biopharma Limited (f/k/a Strongbridge Biopharma plc). The mailing address of our principal executive offices is Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607.
To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/XERS prior to the deadline of Tuesday, June 6, 2023 at 5:00 p.m. Eastern Time and provide the control number as described in the Notice or proxy card. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting and technical details and support related to accessing the virtual platform.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified in properly submitted proxies, such proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 available to stockholders on April 26, 2023.
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws. As an emerging growth company, we provide the scaled disclosure in this proxy statement as permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). Furthermore, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. In addition, we qualify as a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), which allows us to provide scaled executive compensation disclosure. We will remain an “emerging growth company” until the earliest of the last day of the fiscal year following the fifth anniversary of our initial public offering in June 2018 or the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years. Even after we are no longer an “emerging growth company,” we may still qualify as a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held Online on June 7, 2023:

This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxydocs.com/XERS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

XERIS BIOPHARMA HOLDINGS, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
When are the proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2022 Annual Report to Stockholders, or 2022 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of printing our Annual Meeting materials. The Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 26, 2023. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2022 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2023 Annual Meeting of Stockholders, this proxy statement and our 2022 Annual Report are available on our website, no information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Who is soliciting my vote?
Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 12, 2023.
How many votes can be cast by all stockholders?
There were 137,309,116 shares of our common stock, par value $0.0001 per share, outstanding on April 12, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 12, 2023.
How do I vote my shares without attending the Annual Meeting?
You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2023. Proxies submitted by mail must be received by the corporate secretary before the start of the Annual Meeting.
If your properly submitted proxy is received before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit such a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How can I attend and vote at the Annual Meeting?
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/XERS and use their 12-digit control number provided in the Notice and Access Card to login to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.
To be admitted to the Annual Meeting and vote your shares, stockholders must register in advance at www.proxydocs.com/XERS prior to the deadline of Tuesday, June 6, 2023 at 5:00 p.m. Eastern Time and provide the control number located in the shaded gray box in the Notice or proxy card. Upon completing the registration, stockholders will receive further instructions via email, including a unique link to access the Annual Meeting.
The live audio webcast of the Annual Meeting will begin promptly on June 7, 2023 at 8:00 a.m. Central Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting's start time. Online check-in will begin at 7:30 a.m., Central Time, and you should allow ample time for the check-in procedures.
Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.proxydocs.com/XERS. Additionally, questions regarding how to attend and participate via the Internet can be answered by calling (866) 648-8133 on the day of the Annual Meeting.
How do I submit questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting, in accordance with the Annual Meeting’s Rules of Conduct (noted below), that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Only stockholders who log in using their unique 12-digit control number, which appears on the Notice and the instructions that accompany the proxy materials, will be able to ask questions at the Annual Meeting, by clicking the Q&A button on the virtual meeting platform and entering the question in the text box. Following the meeting, we will post questions received during the meeting, and our responses thereto, on the Investor Relations section of our website. If we received questions that were repetitive as to a particular topic, we may combine our answers to those questions into one answer on our website.
The Annual Meeting’s Rules of Conduct, which outline established procedures for annual meetings, will be posted on www.proxydocs.com/XERS approximately two weeks prior to the date of the Annual Meeting. Please review the Rules of Conduct for further details.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2023, (2) attending and voting online at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, or bylaws, provide that a majority of the outstanding shares entitled to vote, present in person or by remote communication, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most for votes will be elected. Votes withheld and broker non-votes will have no effect on the election of directors.
To ratify the appointment of our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against the proposal is required. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Mediant Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 28, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. To comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2024 annual meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline to submit notice of matters for consideration at an annual meeting, as noted in the preceding paragraph. Such notice must comply with the information requirements under Rule 14a-19(b).
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
How can I receive technical assistance at the Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support member that will be posted on the virtual stockholder meeting log-in page or call (866) 648-8133.
OVERVIEW OF PROPOSALS
This Proxy Statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of three Class II directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 - ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of nine members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are BJ Bormann, Garheng Kong and John Schmid, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are Dawn Halkuff, John Johnson and Jeffrey Sherman, and their terms will expire at the Annual Meeting; and
•the Class III directors are Paul Edick, Ricki Fairley and Marla Persky, and their terms will expire at the annual meeting of stockholders to be held in 2024.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Our board of directors has nominated Dawn Halkuff, John Johnson and Jeffrey Sherman for election as the Class II directors at the Annual Meeting. The nominees are presently directors and have consented to being named as a nominee and, thus, indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.
Board Diversity Matrix

As of April 12, 2023
Board Size:
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	⸻	⸻
Part II: Demographic Background
African American or Black	1	⸻	⸻	⸻
Alaskan Native or Native American	⸻	⸻	⸻	⸻
Asian	⸻	1	⸻	⸻
Hispanic or Latinx	⸻	⸻	⸻	⸻
Native Hawaiian or Pacific Islander	⸻	⸻	⸻	⸻
White	3	4	⸻	⸻
Two or More Races or Ethnicities	⸻	⸻	⸻	⸻
LGBTQ+	⸻
Did Not Disclose Demographic Background	⸻
In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors.

Nominees for Election as Class II Directors

The following table identifies our Class II directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 12, 2023.

Name	Positions and Offices Held with Xeris	Director Since	Age
Dawn Halkuff	Director	2021	52
John Johnson	Director	2021	65
Jeffrey Sherman	Director	2021	68
Dawn Halkuff. Ms. Halkuff has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Ms. Halkuff served as a member of the board of directors of Xeris Pharmaceuticals, Inc. beginning in April 2018. Since December 2021, Ms. Halkuff has served as the chief executive officer of Ideal Protein of America, Inc., a weight loss company. From November 2016 to September 2021, Ms. Halkuff served as the chief commercial officer of TherapeuticsMD, Inc., a pharmaceutical company. Prior to that, Ms. Halkuff held numerous senior level positions at Pfizer Inc., a biopharmaceutical company, and the Pfizer Consumer Healthcare Wellness Organization and was a member of its Consumer Global Leadership Team, including in roles as senior vice president, global wellness, vice president, women's health sales and marketing and senior director, women's health products. Prior to that, Ms. Halkuff was the commercial lead for sales and marketing of the Pfizer Women's Health Division. From 2005 to 2010, Ms. Halkuff was head of global innovation at Weight Watchers International.
Ms. Halkuff has a B.A. degree in psychology from the University of Connecticut and an M.B.A. from Pennsylvania State University. We believe Ms. Halkuff is qualified to serve on our board of directors because of her experience in the industry in which we operate.
John H. Johnson. Mr. Johnson has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Mr. Johnson had served on the board of directors of Strongbridge from March 2015, and as the Chief Executive Officer of Strongbridge from July 2020 to October 2021. Since March 2022, Mr. Johnson has served as Chief Executive Officer and Director of Reaction Biology Corp., a biotechnology company. Mr. Johnson recently served as a board member of Melinta Pharmaceuticals, Inc. through September 2019, having served as Chief Executive Officer from February 2019 through August 2019 and as interim Chief Executive Officer from October 2018 until February 2019. Mr. Johnson is also a member of the board of directors of Verastem, Inc. (also known as Verastem Oncology), Autolus Therapeutics and AxoGen, Inc. From January 2012 until August 2014, Mr. Johnson served as the President and Chief Executive Officer of Dendreon Corporation and as its Chairman from January 2012 until June 2014. From January 2011 until January 2012, he served as the Chief Executive Officer and a member of the board of Savient Pharmaceuticals, Inc. From November 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from August 2007 until November 2008, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., OrthoMcNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson is the former Chairman of Tranzyme Pharma, Inc., former lead independent director of Sucampo Pharmaceuticals, Inc. and a former director of Histogenics Corporation, AVEO Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. He previously served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and the Health Section Governing Board of Biotechnology Industry Organization.
Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania. We believe Mr. Johnson is qualified to serve on our board of directors because of his experience in the industry in which we operate.
Jeffrey Sherman, M.D., FACP. Dr. Sherman has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Dr. Sherman served as a member of the board of directors of Xeris Pharmaceuticals, Inc. beginning in April 2018. Since 2009, Dr. Sherman has served as the chief medical officer and executive vice president at Horizon Therapeutics plc., a biopharmaceutical company. Dr. Sherman also served on the board of directors of Strongbridge prior to its acquisition by Xeris Pharmaceuticals, Inc. Additionally, Dr. Sherman serves on the Board of Directors of the Biotechnology Innovation Organization and of Sorriso Pharmaceuticals, Inc. He is a member of a number of professional societies, a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine, and on the Board of Advisors of the Center for Information and Study on Clinical Research Participation. He previously held positions at pharmaceutical companies such as IDM Pharma, Inc., Takeda Global Research and Development, NeoPharm Inc., G.D. Searle, LLC/Pharmacia Corporation, and Bristol-Myers Squibb, and is a past board chair of the Drug Information Association.
Dr. Sherman received a B.A. in Biology from Lake Forest College and earned his M.D. from the Rosalind Franklin University of Medicine and Science/The Chicago Medical School. Dr. Sherman completed internship and residency programs at Northwestern University Feinberg School of Medicine, where he currently serves as an adjunct assistant professor, and a fellowship program at the University of California San Francisco. We believe Dr. Sherman is qualified to serve on our board of directors because of his experience in the industry in which we operate.
Vote Required and Board of Directors’ Recommendation
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “for” votes will be elected. Votes withheld and broker non-votes will have no effect on the election of directors.
Properly submitted proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy or at the meeting. The nominees have consented to serve as our directors, if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The proposal for the election of directors relates solely to the election of Class II directors nominated by our board of directors.
The board of directors recommends voting “FOR” the election of Dawn Halkuff, John Johnson and Jeffrey Sherman as the Class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2026.
Directors Continuing in Office
The following table and biographies identify our directors continuing in office and set forth their principal occupation and business experience during the last five years and their ages as of April 12, 2023.

Name	Positions and Offices Held with Xeris	Director Since	Class and Year in Which Term Will Expire	Age
BJ Bormann	Director	2021	Class I - 2025	64
Garheng Kong	Director	2021	Class I - 2025	47
John Schmid	Director	2021	Class I - 2025	60
Paul R. Edick	Chief Executive Officer and Chairman of the Board	2021	Class III - 2024	67
Ricki L. Fairley	Director	2023	Class III - 2024	66
Marla S. Persky	Director	2021	Class III - 2024	67
Class I Directors (Term Expires at 2025 Annual Meeting)
BJ Bormann, Ph.D. Dr. Bormann has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Dr. Bormann served as a member of the board of directors of Xeris Pharmaceuticals, Inc., beginning in April 2018. Dr. Bormann currently serves as the vice president of translational science and network alliances for The Jackson Laboratory, a nonprofit biomedical research institution. From 2015 to 2017, Dr. Bormann served as the chief executive officer of Supportive Therapeutics, LLC, a pharmaceutical company. In 2015, Dr. Bormann served as the chief executive officer and as a director of Pivot Pharmaceuticals Inc., a biopharmaceutical company. Previously Dr. Bormann served as the chief business advisor for NanoMedical Systems, Inc., a drug delivery company, from 2013 to 2015 and as the chief executive officer of Harbour Antibodies, a biopharmaceutical company, from 2013 to 2014. From 2007 to 2013, Dr. Bormann was a senior vice president, world-wide alliances, licensing and business development at Boehringer Ingelheim Pharmaceuticals, Inc., a pharmaceutical company. Dr. Bormann currently serves on the board of directors of BioLine Rx Ltd., a biopharmaceutical company and NanoMedical Systems Inc.
Dr. Bormann received her Ph.D. in biomedical science from the University of Connecticut Health Center and her B.Sc. from Fairfield University in biology. Dr. Bormann completed postdoctoral training at Yale School of Medicine in the department of pathology. We believe Dr. Bormann is qualified to serve on our board of directors because of her experience in the industry in which we operate.
Garheng Kong, M.D., Ph.D., M.B.A. Dr. Kong has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Dr. Kong served as the chairman of the board of directors of Strongbridge, beginning in July 2020. In July 2013, Dr. Kong founded, and has since served as managing partner of, HealthQuest Capital, a healthcare venture growth fund. Dr. Kong was a general partner at Sofinnova Ventures, a venture firm focused on life sciences, from September 2010 to December 2013. From May 2000 to September 2010, he worked at Intersouth Partners, a venture capital firm, serving most recently as a general partner. Dr. Kong currently serves as a director of Venus Concept, Alimera Sciences, Inc. and Laboratory Corporation of America Holdings. Dr. Kong previously served on the board of directors of Histogenics Corporation, Melinta Therapeutics, Inc. and Avedro, Inc.
Dr. Kong holds a B.S. from Stanford University and an M.D., Ph.D. and M.B.A. from Duke University. We believe Dr. Kong is qualified to serve on our board of directors because of his experience, including financial experience, in the industry in which we operate.

John Schmid. Mr. Schmid has served on our board of directors since October 2021 in connection with the Strongbridge acquisition and serves as our lead independent director. Prior to that, Mr. Schmid served as a member of the board of directors of Xeris Pharmaceuticals, Inc., beginning in September 2017. Mr. Schmid currently serves as a member of the board of directors of AnaptysBio Inc., Design Therapeutics, Inc., Forge Therapeutics, Inc., Speak, Inc., and Poseida Therapeutics Inc. Previously, he was the chief financial officer of Auspex Pharmaceuticals, Inc., a biopharmaceutical company, from 2013 until its acquisition in 2015. Prior to joining Auspex Pharmaceuticals, Mr. Schmid co-founded Trius Therapeutics, Inc., a biopharmaceutical company, in 2004, where he served as chief financial officer until its sale in 2013.
Mr. Schmid received a B.A. in economics from Wesleyan University and an M.B.A. from the University of San Diego. We believe Mr. Schmid is qualified to serve on our board of directors because of his experience, including financial experience, in the industry in which we operate.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
Class III Directors (Term Expires at 2024 Annual Meeting)
Paul R. Edick. Mr. Edick has served as our Chief Executive Officer since May 2021 in connection with the Strongbridge acquisition. Mr. Edick joined Xeris Pharmaceuticals, Inc. in January 2017 as President and Chief Executive Officer and was appointed as Chairman in June 2018. As of August 2020, Mr. Edick relinquished the President title he held at Xeris Pharmaceuticals, Inc. Previously, Mr. Edick was a founding partner of 3G Advisors, a consultancy firm to the pharmaceutical, healthcare and healthcare investor communities. From 2010 to 2014, Mr. Edick was the chief executive officer of Durata Therapeutics, Inc., a biopharmaceutical company, prior to its acquisition in November 2014. Prior to that, Mr. Edick was chief executive officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus investment search vehicle, from 2008 to 2010. Before that, from 2006 to 2008, Mr. Edick was chief executive officer of MedPointe Healthcare, Inc., a pharmaceutical company, and served as its president of pharmaceutical operations from 2002 to 2006.
Mr. Edick has previously served on a number of pharmaceutical and healthcare company boards including Milestone Pharmaceuticals Inc., Circassia Pharmaceuticals Plc, Sucampo Pharmaceuticals, Inc., Iterum Therapeutics Limited, Durata Therapeutics, NewLink Genetics Corp., Neos Therapeutics, Inc. and PDL BioPharma, Inc. Mr. Edick received a B.A. degree in psychology from Hamilton College. We believe Mr. Edick is qualified to serve on our board of directors because of his management and industry experience.
Ricki L. Fairley. Ms. Fairley has served on our board of directors since March 2023. Ms. Fairley has over thirty-five years of marketing experience. In June 2020, Ms. Fairley co-founded and continues to serve as the chief executive officer of TOUCH, the Black Breast Cancer Alliance, a breast cancer advocacy organization. Ms. Fairley currently serves as a member of the board of directors of the Triple Negative Breast Cancer Foundation and the Center for Healthcare Innovation. In February 2012, Ms. Fairley founded and, through June 2022, served as the president and thought leader for DOVE Marketing Inc., a marketing consulting company. From 2009 to 2012 Ms. Fairley served as partner and chief marketing officer of Images USA, a marketing communications agency, and from 2005 to 2009 as its partner, senior vice president of strategy and planning. From 2003 to 2005, Ms. Fairley served as partner, strategist of Powerpact, LLC, a promotion agency, and before that, held various marketing roles of increasing responsibility at Chupa Chups USA, The Coca-Cola Company, Sega Channel, Reckitt & Colman, Nabisco and McNeil Consumer Products Company.
Ms. Fairley has a B.S. degree in English from Dartmouth College and a M.B.A. from the Kellogg School of Management at Northwestern University. We believe Ms. Fairley is qualified to serve on our board of directors because of her management and marketing experience.
Marla S. Persky. Ms. Persky has served on our board of directors since October 2021 in connection with the Strongbridge acquisition. Prior to that, Ms. Persky served as a member of the board of directors of Xeris Pharmaceuticals, Inc. beginning in April 2018. Since 2014, Ms. Persky has served as the chief executive officer and president of WOMN LLC, a consulting and coaching organization. From 2005 to 2013, Ms. Persky was senior vice president, general counsel and corporate secretary of Boehringer Ingelheim Corporation, a pharmaceutical company, and prior to that spent 19 years with Baxter International Inc. in both legal and business roles. Ms. Persky also serves on the board of directors of Revolo Biotherapeutics Limited and Panavance Therapeutics, Inc.
Ms. Persky has a B.S.S. degree in speech sciences from Northwestern University and a J.D. from Washington University School of Law. We believe Ms. Persky is qualified to serve on our board of directors because of her experience in the industry in which we operate.
Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors and sets forth their current positions at Xeris and their ages as of April 12, 2023.

		Officer
Name	Position Held with Xeris	Since	Age
Steven M. Pieper	Chief Financial Officer	2021	46
Beth Hecht	Chief Legal Officer and Corporate Secretary	2021	59
Ken Johnson	Senior Vice President, Global Development and Medical Affairs	2021	60
Steven Prestrelski	Chief Scientific Officer	2021	59
John Shannon	President and Chief Operating Officer	2021	61
Steven M. Pieper. Mr. Pieper has served as our Chief Financial Officer since October 2021, in connection with the Strongbridge acquisition. Mr. Pieper joined Xeris Pharmaceuticals, Inc. in February 2017 as Vice President of Finance and was appointed as Chief Financial Officer in July 2021. Previously, from July 2015 to February 2017, Mr. Pieper held roles of increasing responsibility at Catheter Connections, Inc., including most recently as chief financial officer and chief operating officer.
Mr. Pieper received a B.S. in finance and an accounting minor from DePaul University and an M.B.A. from the Quinlan School of Business at Loyola University Chicago.
Beth P. Hecht. Ms. Hecht has served as our Chief Legal Officer and Corporate Secretary since October 2021 in connection with the Strongbridge acquisition. Ms. Hecht joined Xeris Pharmaceuticals, Inc. in January 2018 as the Senior Vice President, General Counsel and Corporate Secretary. Ms. Hecht has over thirty years of experience as a corporate executive and attorney in the life sciences industry. From 2012 to 2018 she was managing director and chief legal and administrative officer of Auven Therapeutics, a global biotechnology and pharmaceutical private equity firm. From November 2013 through November 2014, Ms. Hecht also served as corporate secretary and legal and compliance advisor at Durata Therapeutics, a biopharmaceutical company. Prior to that, she was senior vice president, general counsel and corporate secretary at the Sun Products Corporation from March 2009 through September 2012, and prior to that executive vice president and general counsel of MedPointe Healthcare, Inc., a pharmaceutical company. Since March 2021, Ms. Hecht has served on the board of directors of Iterum Therapeutics plc, a clinical stage pharmaceutical company, where she serves on the audit and compensation committees. Additionally, from September 2015 through March 2021 she served on the board of directors for Neos Therapeutics, Inc., a pharmaceutical company, where she chaired the nominating and corporate governance committee.
Ms. Hecht received a B.A. from Amherst College in 1985 and a J.D. from Harvard Law School.
Ken Johnson, Pharm.D. Dr. Johnson has served as our Senior Vice President, Global Development and Medical Affairs since October 2021 in connection with the Strongbridge acquisition. Dr. Johnson joined Xeris Pharmaceuticals in March 2017 as Senior Vice President, Clinical Development, Regulatory, Quality Assurance and Medical Affairs. Prior to that, from 2016 to 2017, Dr. Johnson served as executive director, U.S. medical affairs for hospital specialty products at Merck, a pharmaceutical company. Previously, Dr. Johnson served as vice president of global medical affairs at Circassia Pharmaceuticals, a biopharmaceutical company, from 2015 to 2016 and as vice president of corporate medical affairs at Durata Therapeutics, a biopharmaceutical company, from 2012 to 2015. Prior to his time at Durata, Dr. Johnson also held senior management positions in medical affairs at Horizon Pharma, Inc., Takeda Pharmaceuticals North America, NeoPharm, Inc., G.D. Searle, LLC/Pharmacia Corporation and Bristol-Myers Squibb.
Dr. Johnson received a B.S. in pharmacy and Pharm.D. from the University of Minnesota and completed a postdoctoral fellowship at the University of Tennessee Health Sciences Center.
Steven Prestrelski, Ph.D. Dr. Prestrelski has served as our Chief Scientific Officer since October 2021 in connection with the Strongbridge acquisition. Dr. Prestrelski is the inventor of our platform technologies. Dr. Prestrelski is one of the co-founders of Xeris Pharmaceuticals, Inc. and served as its Chief Scientific Officer from 2005 and as Interim Chief Executive Officer from 2013 to 2014. Dr. Prestrelski also served on Xeris Pharmaceuticals, Inc.'s board of directors from 2005 to 2015. Prior to joining our company, from 2003 to 2011, Dr. Prestrelski was vice president of pharmaceutical R&D at Amylin Pharmaceuticals, a biopharmaceutical company. At Amylin, from 2005 to 2008, he was the executive director of the Bydureon® program. From 1998 to 2002, Dr. Prestrelski was vice president, biopharmaceuticals at PowderJect Technologies, Inc., a drug and diagnostics delivery company. Prior to his time at PowderJect, Dr. Prestrelski also held technical and management positions at Alza and Amgen.
Dr. Prestrelski has a B.S. in nutrition science from Drexel University, a Ph.D. in molecular biophysics from the City University of New York and an M.B.A. from Rady School of Management at the University of California, San Diego.
John Shannon. Mr. Shannon has served as our President and Chief Operating Officer since October 2021 in connection with the Strongbridge acquisition. Mr. Shannon joined Xeris Pharmaceuticals, Inc. in February 2017 as Chief Operating Officer and in August 2020, Mr. Shannon was appointed President of Xeris Pharmaceuticals, Inc. as well. Previously, from 2015 until its acquisition in 2016, Mr. Shannon served as chief executive officer and director for Catheter Connections, Inc. Prior to that, from 2012 until its acquisition in 2014, Mr. Shannon served as chief commercial officer for Durata Therapeutics, a biopharmaceutical company. From 2002 to 2012, he served as vice president and general manager of Baxter BioScience, a biopharmaceutical company.
Mr. Shannon received a B.S. degree in biology with an emphasis in microbiology from Western Illinois University.
The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS XERIS'
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2023
Xeris’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2023.
The audit committee is solely responsible for selecting Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint Ernst & Young LLP as Xeris’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Xeris and its stockholders.
A representative of Ernst & Young LLP is expected to participate in the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Change of Independent Registered Public Accounting Firm
(a) Dismissal of Independent Registered Public Accounting Firm.
On March 13, 2023, the audit committee of the board of directors of the Company approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm and KPMG LLP was dismissed. KPMG was previously the principal independent accountant for the Company. The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
KPMG LLP’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 contained a paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases as of January 1, 2022 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842)”.
During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 13, 2023, there were no (i) disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, or (ii) reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
In March 2023, we provided KPMG LLP with a copy of the foregoing disclosures and requested KPMG LLP to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by us (set forth above) and, if not, stating the respects in which it does not agree. KPMG LLP's letter, dated March 17, 2023, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 17, 2023. Representatives from KPMG LLP are not expected to be present at the Annual Meeting.
(b) Engagement of New Independent Registered Public Accounting Firm
On March 13, 2023, the audit committee of the board of directors approved the engagement of Ernst & Young LLP as its new independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2023.
During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 13, 2023, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Independent Registered Public Accounting Firm Fees
Xeris incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees (1)	$680,468	$786,700
Audit-related fees (2)	—	—
Tax fees (3)	479,522	432,957
All other fees	—	—
Total fees	$1,159,990	$1,219,657
(1)Audit fees include amounts billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, the review of documents filed with the Securities and Exchange Commission, and comfort letter issuance fees in connection with our at-the-market offering.
(2)There were no amounts billed or to be billed for 2022 or 2021 related to audit-related services.
(3)Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning. For 2022, these fees included $229,666 for income tax compliance, $85,000 for transfer pricing and $164,856 for tax international structuring and merger related services. For 2021, these fees included $225,000 for international structuring, $37,000 for income tax compliance, $170,957 for merger and acquisition related services, including $35,957 for tax consulting, and the rest related to Section 382 studies for net operating loss unitization.
Audit Committee Pre-approval Policy and Procedures
Our audit committee has adopted a policy and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the preapproval procedure described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2022 and 2021 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policy and procedures described above.
Vote Required and Board of Directors’ Recommendation
To ratify the appointment of Ernst & Young as our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against this proposal is required. Shares that are voted “abstain” and broker non-votes, if any, will not affect the outcome of this proposal.
The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as Xeris’ independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to our success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such recommendations should be submitted to our corporate secretary at our principal executive offices by December 28, 2023 and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder recommending the candidate as well as the name and address of the recommending stockholder. Stockholder director recommendations should be addressed to Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors has determined that all members of the board of directors, except Paul Edick, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Edick is not an independent director because he is an executive officer of the Company.
Board Committees
Our current board of directors was established following the completion of the acquisition of Strongbridge in October 2021, except for Ms. Fairley who was appointed in March of 2023. Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://www.xerispharma.com/investor-relations/governance/documents-charters.
Audit Committee
Garheng Kong, Marla Persky and John Schmid serve on the audit committee, which is chaired by Mr. Schmid. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Schmid as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
•reviewing and reassessing the adequacy of the audit committee charter;
•evaluating the performance of the audit committee;
•appointing, retaining, terminating, determining the compensation, overseeing the work, pre-approving all services, reviewing scope and staffing, requesting independence disclosures, evaluating qualifications, performance and independence, and establishing policies with respect to the potential hiring of the Company’s independent auditors and their current or former employees;
•reviewing the audit plan and annual audited financial statements, including alternative GAAP methods, internal controls, special audit steps, principals and procedures of presentation, effects of regulatory and accounting initiatives, and any difficulties or disagreement between management and the independent auditors;
•preparing the audit committee report;
•evaluating the performance, responsibilities, budget and staffing of the Company’s internal audit function, if any;
•discussing unaudited quarterly financial statements with management and independent auditors, the Company’s earnings press release, and the guidelines and policies that govern the assessment of the Company’s exposure to risk;
•reviewing and discussing with management and independent auditors, the Company’s risk assessment and management processes and controls, including with respect to financial, accounting, product development and commercialization, privacy, security, cybersecurity, competition, legal, compliance, intellectual property and regulatory risk exposures;
•establishing and reviewing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or securities law matters;
•regularly providing reports to the board of directors;
•engaging independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers;
•discussing with management and independent auditors legal and regulatory compliance matters; and
•reviewing and approving all related party transactions for potential conflict of interest situations.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
BJ Bormann, Dawn Halkuff, John Schmid, and Jeffrey Sherman serve on the compensation committee, which is chaired by Dr. Bormann. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq and SEC rules. During the fiscal year ended December 31, 2022, the compensation committee met five times, and also met in a joint session with the nominating and corporate governance committee. The compensation committee’s responsibilities include:

•reviewing and reassessing the adequacy of the compensation committee charter;
•reviewing the Company’s processes and procedures for the consideration of director and executive compensation, compensation philosophy and peer group of companies against which to assess Company’s compensation programs and practices;
•reviewing the Company’s compensation policies and practices and assessing whether such policies and practices are reasonably likely to have a material adverse effect on the Company and support the strategies and objectives of the Company;
•establishing and overseeing the application of any Company policy for clawback, or recoupment, of incentive compensation;
•reviewing and approving or recommending to the Board, as appropriate, employment agreements, severance arrangements, change in control agreements or provisions and any special or supplemental benefit;
•establishing and overseeing compliance with any Company stock ownership guidelines for the Company’s CEO, executive officers and non-employee directors;
•reviewing any compensation discussion and analysis to be included in the Company’s proxy statement or annual report on Form 10-K;
•preparing the compensation committee report;
•reviewing the results of any say-on-pay votes and say-on-frequency votes;
•overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
•performing periodic self-assessment and performance evaluations of the compensation committee;
•reviewing and approving grants and awards under incentive-based compensation plans and equity plans;
•reviewing policies and procedures for the grant of equity-based awards by the Company;
•overseeing and approving forms for the administration of all incentive compensation and equity-based plans for employees;
•reviewing and approving corporate goals and objectives that may be relevant to the compensation of the Company’s chief executive officer;
•evaluating the chief executive officer’s performance to determine short-term and long-term compensation;
•reviewing and approving, in consultation with the chief executive officer, the proposed compensation of all other officers of the Company;
•reviewing compensation of directors of the Company;
•overseeing management’s decisions regarding compensation of all members of senior management, other than the CEO and any officers of the Company;
•obtaining the advice of compensation consultants, legal counsel and other advisers;
•reviewing succession plans for key officers of the Company; and
•assisting the board of directors with its oversight of the Company’s policies and strategies relating to culture and human capital management, including diversity and inclusion.
Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Aon Consulting, Inc. and its affiliates (collectively, “AON”) as an outside compensation consultant.
As requested by the compensation committee, in 2022, AON’s services to the compensation committee included, assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ and certain non-executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, industry employee compensation retention practices, equity-based awards (including non-executive equity awards), severance agreements and employee stock purchase programs based on our peer group. AON also provided benchmarking data related to certain service provider fees, proxy and governance trends and other environmental, social and governance matters.
All executive compensation services provided by AON during 2022 were conducted under the direction or authority of the compensation committee, and all such work performed by AON was approved by the compensation committee. Neither AON nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by AON raised any conflict of interest for services performed during 2022 and determined that it did not.
Nominating and Corporate Governance Committee
BJ Bormann, Dawn Halkuff, John Johnson, Marla Persky and Jeffrey Sherman serve on the nominating and corporate governance committee, which is chaired by Ms. Persky. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee met six times, and also met in a joint session with the compensation committee. The nominating and corporate governance committee’s responsibilities include:
•reviewing and reassessing the adequacy of the nominating and corporate governance committee charter;
•undertaking performance evaluations of the nominating committee;
•recommending to the board of directors criteria for director membership and committee membership;
•establishing a policy with regard to the consideration of director candidates recommended by stockholders;
•recommending that the board of directors select the director nominees for election at each annual meeting of stockholders, in light of Nasdaq independence requirements;
•recommending to the board of directors the directors for appointment to committees;
•reviewing all stockholder nominations and proposals submitted to the Company;
•developing, recommending to the board of directors, and reviewing a set of corporate governance guidelines;
•overseeing annual evaluations of the board of directors and its committees;
•exercising sole authority to retain and terminate any search firm used to assist in identifying director candidates; and
•overseeing and evaluating the Company’s environmental, social, and governance efforts and initiatives.
The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this proxy statement under the heading “Director Nomination Process.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”
Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
Diversity and Inclusion Statement
Building an organization that is diverse, welcoming, and inclusive is not just a people priority for Xeris, it is a business priority. Our board of directors, executive leadership team, and employees are invested in making Xeris a diverse and inclusive company where everyone can bring their best selves to work with a sense of belonging. With that goal in mind, we have established a committee comprised of employees and sponsored by key executive team members to build a strategy designed to promote a diverse and inclusive work environment. We have included diversity recruiting and retention as a key business goal, and we have taken steps to measure achievement of this goal by reviewing diversity metrics on a regular basis. In addition, we have ongoing partnerships with diversity-focused recruiting firms and we have initiated partnerships with organizations that offer diversity-focused growth and development opportunities for our employees at all levels.
We are proud to have both an executive leadership team and a board of directors that represents our customers and employees by bringing diverse ideas and backgrounds to the table. While we do not have a specific policy with regard to the consideration of diversity in identifying director nominees, we believe it is essential to have directors representing diversity in many areas, including but not limited to race, ethnicity, gender, age, abilities, sexual identity, background, and professional experience.
Board and Committee Meetings Attendance
The full board of directors met 10 times during 2022. During 2022, each member of the board of directors attended at least 75% of the aggregate of the total number of meetings of the board of directors (held during the period for which such person has been a director) and the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served), except Garheng Kong attended 66 2/3% of such meetings.
Director Attendance at Annual Meeting of Stockholders
Directors are responsible for attending the Annual Meeting of stockholders to the extent practicable. All directors, except Dawn Halkuff, John Schmid and John Johnson, attended the annual meeting of stockholders in 2022.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors. Our insider trading policy also expressly prohibits purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership or otherwise engage in any hedging transaction with respect to the Company’s securities. Any waiver of our insider trading policy by our chief legal officer or audit committee must be reported to the board of directors of the Company.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://xerispharma.com/investor-relations/governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board’s Leadership Structure and Role in Risk Oversight
Mr. Edick serves as our chief executive officer and as chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Edick has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Edick to act as the key link between the board of directors and other members of management.
Our board of directors has appointed Mr. Schmid to serve as our lead independent director. As lead independent director, Mr. Schmid presides over meetings of our independent directors, serves as a liaison between our chairman of the board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.
Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risk exposures, including major risk exposures, including financial, accounting, product development and commercialization, privacy, security, cybersecurity, competition, legal, compliance, intellectual property, and regulatory risk exposures. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Xeris Biopharma Holdings, Inc.
Any interested party with concerns about our company may report such concerns to the board of directors, the audit committee, or the chairman of our board of directors and chairwoman of our nominating and corporate governance committee, by submitting a written communication to the attention of such director or directors at the following address:
c/o Xeris Biopharma Holdings, Inc.
1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Xeris’ Chief Legal Officer and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Xeris’ legal counsel, with independent advisors, with non-management directors, or with Xeris’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to the appropriate committee chair or other members of the board of directors than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Xeris regarding accounting, internal accounting controls, auditing or securities law matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls, auditing or securities law matters. Xeris has also established a toll-free telephone number for the reporting of such activity, which is (844) 986-1428.
Board and Committee Evaluations
The nominating and corporate governance committee oversees the annual board and committee evaluation process. Generally, the board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the board and each committee at their next meetings in order to facilitate an examination and discussion by the board and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The nominating and corporate governance committee establishes the board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.
Non-Employee Director Compensation Table - 2022
The table below shows all compensation paid to our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
BJ Bormann (3)	60,000	31,500	35,735	127,235
Dawn Halkuff (4)	52,500	31,500	35,735	119,735
Marla Persky (5)	60,000	31,500	35,735	127,235
John Schmid (6)	95,000	31,500	35,735	162,235
Jeffrey Sherman (7)	52,500	31,500	35,735	119,735
Garheng Kong (8)	50,000	31,500	35,735	117,235
John Johnson (9)	45,000	31,500	35,735	112,235
Ricki Fairley (10)	N/A	N/A	N/A	N/A
(1)     Amounts represent annual fees earned for services on our board of directors rendered by each member of the board of directors.

(2)     The amounts reported in the Stock Awards and Option Awards column represent the grant date fair value of the restricted stock units awards and stock options granted to our non-employee directors as of the grant date as computed in accordance with Accounting Standards Codification Topic 718 issued by the Financial Accounting Standards Board, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units awards and stock options reported in the Stock Awards and Option Awards column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units awards and stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the restricted stock units awards and stock options.
(3)    As of December 31, 2022, Dr. Bormann held unexercised options to purchase 87,106 shares of our common stock and 15,000 unvested restricted stock units.
(4)    As of December 31, 2022, Ms. Halkuff held unexercised options to purchase 87,106 shares of our common stock and 15,000 unvested restricted stock units.
(5)    As of December 31, 2022, Ms. Persky held unexercised options to purchase 87,106 shares of our common stock and 15,000 unvested restricted stock units
(6)    As of December 31, 2022, Mr. Schmid held unexercised options to purchase 92,676 shares of our common stock and 15,000 unvested restricted stock units.
(7)    As of December 31, 2022, Dr. Sherman held unexercised options to purchase 196,866 shares of our common stock and 15,000 unvested restricted stock units.
(8)    As of December 31, 2022, Dr. Kong held unexercised options to purchase 152,587 shares of our common stock and 15,000 unvested restricted stock units.
(9)    As of December 31, 2022, Mr. Johnson held unexercised options to purchase 420,197 shares of our common stock and 15,000 unvested restricted stock units.
(10)    No amounts were paid to Ms. Fairley in 2022 because she was not yet a member of the board of directors.
Non-Employee Director Compensation Policy
Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of each committee receives an additional retainer for such service as set forth below. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors or such committee. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	MEMBER ANNUAL FEE ($)	CHAIRPERSON ADDITIONAL ANNUAL FEE ($)
Board of Directors	40,000	N/A
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
We also provide an annual fee of $27,500 for our lead independent director (to the extent such lead independent director is not the chairperson).
For fiscal year 2022, our non-employee director compensation policy provided that each new non-employee director elected or appointed to our board of directors would be granted an option to purchase 50,000 shares and 30,000 restricted stock units of our common stock on the date of such director’s election or appointment to the board of directors (the “Initial Grant”). Such options would vest over three years, subject to continued service as a director through such vesting date(s). On the date of each annual meeting of stockholders of our company, each non-employee director, other than a director receiving an Initial Award, would be granted an additional option to purchase 25,000 shares and 15,000 restricted stock units of our common stock (the “Annual Grant”), which vests in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting subject to continued service as a director through such vesting date(s). Effective January 1, 2023, the Initial Grant was increased to 85,000 restricted stock units and the Annual Grant was increased to 42,500 restricted stock units. All outstanding equity awards held by non-employee directors will fully vest and become exercisable or nonforfeitable upon a Sale Event (as defined in the Company’s 2018 Stock Option and Incentive Plan) or any other equity incentive plan under which the award is granted.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
In April 2020, Xeris Pharmaceuticals, Inc. adopted a deferred compensation plan pursuant to which non-employee directors and certain key management or highly compensated employees selected by the compensation committee could elect to defer payment of all or a portion of their annual cash retainers, base salaries and performance-based cash compensation pursuant to the terms and conditions of the plan and then receive such deferred amounts in a lump sum on the first to occur of the following: (a) the payment date specified in the applicable participant’s deferral election, (b) within 90 days after the individual incurs a "separation from service" within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other authoritative guidance issued thereunder (the “Code”), (c) within 90 days after the consummation of a "change in control event" of Xeris Pharmaceuticals, Inc. within the meaning of Section 409A of the Code, (d) within 90 days after the date of the individual’s death, or (e) within 90 days after the date of the individual’s disability. Amounts deferred are 100% vested and accrue interest at a rate of two percent per annum. The deferred compensation balances were fully paid out in January 2022.
Executive Compensation
Our named executive officers, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2022 are:
•Paul Edick, our Chief Executive Officer;
•John Shannon, our President and Chief Operating Officer; and
•Beth Hecht, our Chief Legal Officer and Corporate Secretary

Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2022. The following table also presents information regarding the compensation awarded to, and earned by, and paid to each such individual during the fiscal year ended December 31, 2021, to the extent such individual was a named executive officer for such year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)		STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	ALL OTHER COMPENSATION ($) (5)		TOTAL ($)

Paul Edick,	2022	691,710	(6)	1,686,000	—	416,360	11,529		2,805,599
Chief Executive Officer	2021	664,096	(6)	1,143,000	1,352,720	598,518	5,800		3,764,134

John Shannon,	2022	549,433		702,500	—	275,600	2,685		1,530,218
President and Chief Operating Officer	2021	527,500		762,000	—	396,175	42,965		1,728,640

Beth Hecht,	2022	442,214		632,250	—	177,724	18,373	(7)	1,270,561
Chief Legal Officer and Corporate Secretary	2021	417,183		762,000	—	239,760	6,051		1,424,994
(1)     Represents salary earned during 2022 and 2021, including by Xeris Pharmaceuticals, Inc. prior to the Strongbridge acquisition in 2021.
(2)    Amounts reflect the grant date fair value of restricted stock unit awards granted in 2022 or 2021, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.
(3)     Amounts reflect the grant date fair value of option awards granted or modified in 2021 in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards. None of our named executive officers received option awards in 2022.
(4)     The amounts reported reflect a cash bonus approved by named executive officers based on achievement of individual and company performance goals in 2022 or 2021, as applicable.
(5)     Unless otherwise noted, the amounts reported reflect the Company's matching contributions under its 401(k) plan.
(6)     Represents salary earned as Chief Executive Officer and compensation earned as a director.

(7)     This amount includes a payout of a presidents’ trip of $15,848 and the Company’s matching contribution under its 401(k) plan of $2,525.
Base Salary
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to align salaries with market levels after taking into account individual responsibilities, performance and experience. The following table sets forth information regarding each of our named executive officers' annual salary in 2022:

Name	Annual salary prior to February 1, 2022	Annual salary post February 1, 2022
Paul Edick	$667,244	$693,934
John Shannon	$530,000	$551,200
Beth Hecht	$419,160	$444,310
Annual Bonus
We have granted cash bonuses to our key executives, including the named executive officers, pursuant to the Company’s Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”). The Incentive Plan provides for bonus payments based upon the attainment of corporate performance objectives established by the compensation committee at the beginning of each year, as determined by the compensation committee in its discretion. Our employment agreements with our named executive officers, as described further below under the section entitled “Employment Arrangements and Severance Agreements with our Named Executive Officers,” provides that each executive is eligible to earn an annual performance bonus up to a target percentage of the executive’s base salary. The following table sets forth information regarding each of our named executive officers' bonus percentage effective in 2022:

Name	Target Bonus Percentage
Paul Edick	60%
John Shannon	50%
Beth Hecht	40%
For the fiscal year ended December 31, 2022, the compensation committee, at their discretion, determined that bonuses would be paid at 100% of target based on the named executive officers’ performance and achievement of objectives.
Equity Compensation
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and/or restricted stock units.
We typically grant equity incentive awards at the start of employment to each executive officer and our other employees as well as on an annual basis for retention purposes. We set the option exercise price based on the closing market price of our common stock as reported on The Nasdaq Global Select Market on the date of grant.
Employment Arrangements and Severance Agreements with our Named Executive Officers
We have entered into employment agreements with each of our named executive officers. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation.
These employment agreements provide for “at will” employment. The material terms of these employment agreements with our named executive officers are described below. The terms “cause,” “material change” and "change in control" used in each existing employment agreement are defined in each employment agreement.
Paul R. Edick
In connection with and effective upon the closing of the Strongbridge acquisition, we entered into an amended and restated employment agreement with Mr. Edick, dated October 5, 2021, pursuant to which Mr. Edick is entitled to receive an annual base salary and an annual target bonus based on Mr. Edick’s performance and our achievement of targeted goals as determined by our board of directors. Mr. Edick's amended and restated employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Edick reaffirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Edick’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or he resigns for “good reason,” subject to the execution and effectiveness of a separation agreement containing, among other provisions, a general release of claims, confidentiality, return of property, non-disparagement and reaffirmation of certain restrictive covenants such as non-solicitation and non-compete covenants, he will be entitled to receive (i) an amount equal to (x) 1.5 times the sum of Mr. Edick’s base salary plus his annual target bonus if such termination is not within 12 months after a “change in control” or (y) 2 times the sum of Mr. Edick’s base salary plus his annual target bonus if such termination is within 12 months after a “change in control,” (ii) a pro-rated annual target bonus, and (iii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Edick had he remained employed with us for up to 18 months. The payments in clauses (i) and (iii) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 18 months (or if within 12 months after a “change in control”, paid or begin to be paid within 60 days after the date of termination) and the payment in clause (ii) shall be paid on the date the Company pays annual incentive compensation to its executives but in any event no later than March 15 of the year following the year in which the termination occurs. In addition, if within 12 months following a “change in control,” Mr. Edick is terminated by us without “cause” or he resigns for “good reason,” Mr. Edick will be entitled to up to three months of outplacement services and all time-based stock options and other time-based stock-based awards held by Mr. Edick will accelerate and vest immediately and the post-termination exercise period with respect to any vested stock options shall be extended to the earlier of the expiration date of such options or 24 months following the termination date. In the event Mr. Edick’s employment is terminated for any reason, Mr. Edick will be entitled to any base salary earned through the date of termination, unpaid expense reimbursements, unused vacation that accrued through the date of termination and any vested benefits Mr. Edick may have under any employee benefit plan of the Company through the date of termination.
John Shannon
In connection with and effective upon the closing of the Strongbridge acquisition, we entered into an amended and restated employment agreement with Mr. Shannon, dated October 5, 2021, pursuant to which Mr. Shannon is entitled to receive an annual base salary and an annual target bonus based on Mr. Shannon’s performance and our achievement of targeted goals as determined by our board of directors. Mr. Shannon's amended and restated employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Mr. Shannon reaffirmed the obligations contained in his Proprietary Information and Inventions Agreement. Mr. Shannon’s amended and restated employment agreement provides that, in the event that his employment is terminated by us without “cause” or he resigns for “good reason,” subject to the execution and effectiveness of a separation agreement containing, among other provisions, a general release of claims, confidentiality, return of property, non-disparagement and reaffirmation of certain restrictive covenants such as non-solicitation and non-compete covenants, he will be entitled to receive (i) an amount equal to (x) 1.25 times the sum of Mr. Shannon’s base salary plus his annual target bonus if such termination is not within 12 months after a “change in control” or (y) 1.5 times the sum of Mr. Shannon’s base salary plus his annual target bonus if such termination is within 12 months after a “change in control,” (ii) a prorated annual target bonus, and (iii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Shannon had he remained employed with us for up to 15 months (or 18 months if termination is within 12 months after a “change in control”). The payments in clauses (i) and (iii) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 15 months (or if within 12 months after a “change in control”, paid or begin to be paid within 60 days after the date of termination) and the payment in clause (ii) shall be paid on the date the Company pays annual incentive compensation to its executives but in any event no later than March 15 of the year following the year in which the termination occurs. In addition, if within 12 months following a “change in control,” Mr. Shannon is terminated by us without “cause” or he resigns for “good reason,” Mr. Shannon will be entitled to up to three months of outplacement services and all time-based stock options and other time-based stock-based awards held by Mr. Shannon will accelerate and vest immediately and the post-termination exercise period with respect to any vested stock options shall be extended to the earlier of the expiration date of such options or 24 months following the termination date. In the event Mr. Shannon’s employment is terminated for any reason, Mr. Shannon will be entitled to any base salary earned through the date of termination, unpaid expense reimbursements, unused vacation that accrued through the date of termination and any vested benefits Mr. Shannon may have under any employee benefit plan of the Company through the date of termination.
Beth Hecht
In connection with and effective upon the closing of the Strongbridge acquisition, we entered into an amended and restated employment agreement, dated October 5, 2021, with Ms. Hecht pursuant to which Ms. Hecht is entitled to receive an annual base salary and an annual target bonus based on Ms. Hecht’s performance and our achievement of targeted goals as determined by our board of directors. Ms. Hecht’s employment agreement also contains provisions related to confidentiality, inventions assignment and non-competition, pursuant to which Ms. Hecht reaffirmed the obligations contained in her Proprietary Information and Inventions Agreement. Ms. Hecht’s amended and restated employment agreement provides that, in the event that her employment is terminated by us without “cause” or she resigns for “good reason,” subject to the execution and effectiveness of a separation agreement containing, among other provisions, a general release of claims, confidentiality, return of property, non-disparagement and reaffirmation of certain restrictive covenants such as non-solicitation and non-compete covenants, she will be entitled to receive (i) an amount equal to (x) 1.25 times the sum of Ms. Hecht’s base salary plus her annual target bonus if such termination is not within 12 months of a “change in control” or (y) 1.5 times the sum of Ms. Hecht’s base salary plus her annual target bonus if such termination is within 12 months after a “change in control,” (ii) a prorated annual target bonus, and (iii) reimbursement of COBRA premiums for health benefit coverage for her in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Ms. Hecht had she remained employed with us for up to 15 months (or 18 months if termination is within 12 months after a “change in control”). The payments in clauses (i) and (iii) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 15 months (or, in the case of clause (i), if within 12 months after a “change in control”, in one lump sum) paid or begin to be paid within 60 days after the date of termination and the payment in clause (ii) shall be paid on the date the Company pays annual incentive compensation to its executives but in any event no later than March 15 of the year following the year in which the termination occurs. In addition, if within 12 months following a “change in control,” Ms. Hecht is terminated by us without “cause” or she resigns for “good reason,” Ms. Hecht will be entitled to up to three months of outplacement services and all time-based stock options and other time-based stock-based awards held by Ms. Hecht will accelerate and vest immediately and the post-termination exercise period with respect to any vested stock options shall be extended to the earlier of the expiration date of such options or 24 months following the termination date. In the event Ms. Hecht’s employment is terminated for any reason, Ms. Hecht will be entitled to any base salary earned through the date of termination, unpaid expense reimbursements, unused vacation that accrued through the date of termination and any vested benefits Ms. Hecht may have under any employee benefit plan of the Company through the date of termination.
Deferred Compensation Plan
In April 2020, Xeris Pharmaceuticals, Inc. adopted a deferred compensation plan pursuant to which non-employee directors and certain key management or highly compensated employees selected by the compensation committee could elect to defer payment of all or a portion of their annual cash retainers, base salaries and performance-based cash compensation pursuant to the terms and conditions of the plan and then receive such deferred amounts in a lump sum on the first to occur of the following: (a) the payment date specified in the applicable participant’s deferral election, (b) within 90 days after the individual incurs a "separation from service" within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other authoritative guidance issued thereunder (the “Code”), (c) within 90 days after the consummation of a "change in control event" of Xeris Pharmaceuticals, Inc. within the meaning of Section 409A of the Code, (d) within 90 days after the date of the individual’s death, or (e) within 90 days after the date of the individual’s disability. Amounts deferred are 100% vested and accrue interest at a rate of two percent per annum. The deferred compensation balances were fully paid out in January 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2022.

	OPTION AWARDS					STOCK AWARDS
NAME	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)

Paul Edick	1/3/2022 (2)	—	—	—	—	600,000	798,000
	1/29/2021 (2)	—	—	—	—	150,000	199,500
	1/31/2020 (2)	—	—	—	—	61,666	82,016
	1/31/2019 (4)	—	—	—	—	31,250	41,563
	1/29/2021 (3)	191,666	208,334	5.08	1/29/2031	—	—
	1/31/2019 (3)	195,833	4,167	13.88	1/31/2029	—	—
	1/31/2018 (6)(7)	98,252	—	5.93	1/31/2028	—	—
	6/12/2017 (6)(7)	69,822	—	1.55	6/11/2027	—	—
	1/09/2017 (6)(7)	668,065	—	1.55	1/27/2027	—	—

John Shannon	1/3/2022 (2)	—	—	—	—	250,000	332,500
	1/29/2021 (2)	—	—	—	—	100,000	133,000
	8/26/2020 (3)	58,333	41,667	3.94	8/26/2030	—	—
	1/31/2020 (2)	—	—	—	—	21,666	28,816
	1/31/2019 (3)	78,333	1,667	13.88	1/31/2029	—	—
	5/15/2018 (6)(7)	34,977	—	12.50	5/15/2028	—	—
	1/31/2018 (6)(7)	28,072	—	5.93	1/31/2028	—	—
	6/12/2017 (6)(7)	25,136	—	1.55	6/12/2027	—	—
	2/4/2017 (6)(7)	160,335	—	1.55	2/4/2027	—	—

Beth Hecht	1/3/2022 (2)	—	—	—	—	225,000	299,250
	1/29/2021 (2)	—	—	—	—	100,000	133,000
	8/26/2020 (5)	150,000	—	3.94	8/26/2030	—	—
	1/31/2020 (2)	—	—	—	—	15,000	19,950
	1/31/2019 (3)	31,822	678	13.88	1/31/2029	—	—
	10/5/2018 (3)	3,826	—	19.00	10/5/2028	—	—
	5/15/2018 (6)(7)	65,295	—	12.50	5/15/2028	—	—
	1/31/2018 (6)(7)	30,879	—	5.93	1/31/2028	—	—
(1)    The amount represents the number of shares underlying the unvested RSUs multiplied by the value of a share of our common stock on December 30, 2022, the last business day of the fiscal year, which was $1.33 per share.
(2)     This restricted stock unit award was granted pursuant to the Xeris Pharmaceuticals, Inc.'s 2018 Stock Option and Incentive Plan, or 2018 Plan, and vests in three substantially equal annual installments commencing on each of the first three anniversaries following the vesting comment date, in all cases subject to the grantee’s continuous service to us through each vesting date.
(3)    The equity award was granted pursuant to our 2018 Plan. The shares subject to each option award vest with respect to 25% of the shares subject to the option on the one-year anniversary of the applicable vesting commencement date and thereafter the remaining shares subject to each option vest in 36 equal monthly installments, in all cases subject to the grantee’s continuous service to us through each vesting date.
(4)    This restricted stock unit award was granted pursuant to our 2018 Plan, and vests in four substantially equal annual installments commencing on each of the first four anniversaries following the vesting commencement date, in all cases subject to the grantee’s continuous service to us through each vesting date.

(5)    The equity award was granted pursuant to our 2018 Plan. The shares subject to this option vested with respect to 50% of the shares upon the first anniversary of the vesting commencement date, 25% of the shares upon the 18-month anniversary of the vesting commencement date and the remaining 25% of the shares upon the two-year anniversary of the vesting commencement date.
(6)    The equity award was granted pursuant to Xeris Pharmaceuticals, Inc.'s 2011 Stock Option/Issuance Plan, or 2011 Plan. The shares subject to each option award vest with respect to 25% of the shares subject to the option on the one-year anniversary of the applicable vesting commencement date and thereafter the remaining shares subject to each option vest in 36 equal installments, in all cases subject to the optionee’s continuous service to us through each vesting date.
(7)    The shares subject to these options are early exercisable.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our existing equity compensation plans, consisting of the 2011 Plan, the 2018 Plan, the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan, or 2018 Employee Stock Purchase Plan, the Xeris Pharmaceuticals Inc. Equity Inducement Plan, or the Inducement Plan, Strongbridge Biopharma plc 2015 Equity Compensation Plan, or the Strongbridge 2015 Plan, the Strongbridge Biopharma plc Non-Employee Director Equity Compensation Plan, or the Strongbridge Director Plan, and the Strongbridge Biopharma plc 2017 Inducement Plan, or the Strongbridge Inducement Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by stockholders (1)(2)	9,117,964	$5.30	3,572,223
Equity compensation plans not approved by stockholders (3)	5,837,757	$5.43	3,980,238
Total	14,955,721	$5.37	7,552,461
(1)Includes the following plans: our 2011 Plan, 2018 Plan and 2018 Employee Stock Purchase Plan.
(2)Excludes (i) 5,450,923 additional shares of common stock that may be issued pursuant to our 2018 Plan pursuant to an automatic annual increase effective on January 1, 2023 and (ii) 386,000 additional shares of common stock that may be issued pursuant to our 2018 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2023.
(3)Includes the following plans: the Strongbridge 2015 Plan, the Strongbridge Director Plan, the Strongbridge Inducement Plan (collectively, the “Strongbridge Plans”) and our Inducement Plan. Awards under the Strongbridge Plans were assumed in the Strongbridge acquisition, and the shares remaining available for issuance under the Strongbridge 2015 Plan and Strongbridge Inducement Plan were assumed and may be used for individual eligible to receive awards thereunder pursuant to Rule 5635(c)(3) of the Nasdaq Listing Rules. Our Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. We initially reserved 750,000 shares of common stock for the issuance of awards under the Inducement Plan. For more information about the Strongbridge Plans and the Inducement Plan, please see the notes to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023.
(4)Since RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculations.
As of December 31, 2022, a total of 3,380,363 shares of our common stock have been reserved for future issuance pursuant to the 2018 Plan, which number excludes the 5,450,923 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2011 Plan will be added back to the shares of common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2011 Plan and the Strongbridge Director Plan. As of December 31, 2022, a total of 191,860 shares of our common stock have been reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan, which number excludes the 368,000 shares that were added to the plan as a result of the automatic annual increase on January 1, 2023. The 2018 Employee Stock Purchase Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2019 through January 1, 2028, by the least of 386,000 shares of our common stock, 1%

of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. As of December 31, 2022, a total of 305,349 shares of our common stock have been reserved for future issuance of awards under the Inducement Plan.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is based on goals and objectives, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
Other than the compensation agreements and other arrangements described under the “Executive Compensation” and the “Non-Employee Director Compensation” sections in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2021 and 2022) and in which any director, executive officer, a holder known to us to beneficially own five percent or more of our voting securities or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Agreement with Horizon Therapeutics plc
On November 22, 2022, we entered into a research collaboration and option agreement with Horizon Therapeutics plc (“Horizon”). We granted Horizon an option to obtain a commercial license for any reformulated product developed under the research program. An upfront payment of $2.75 million was received during the year ended December 31, 2022. In addition, we are entitled to receive a milestone payment of $6.0 million upon the earlier of either (i) the exercise of the Horizon option or (ii) the achievement of the minimally acceptable target product profile by a reformulated product generated through the research program. If Horizon exercises the option to continue development of and commercialize the reformulated product, we may also be entitled to receive additional development and regulatory milestones and royalties on future sales. Jeffrey Sherman, M.D., FACP, a member of our board of directors, is executive vice president and chief medical officer of Horizon Therapeutics plc.
2022 Private Placement
In January 2022, we entered into a Securities Purchase Agreement with Armistice Capital Master Fund Ltd. (“Armistice”), one of our 5% stockholders, pursuant to which we issued to Armistice in a private placement (the “Private Placement”) 10,238,908 shares of our common stock at a purchase price per share of $2.93, which was the closing price of our common stock on December 31, 2021, resulting in gross proceeds of approximately $30.0 million, and warrants to purchase 5,119,454 shares of common stock at an exercise price of $3.223 per share, resulting in aggregate gross proceeds of approximately $16.5 million if fully exercised. The Private Placement closed on January 3, 2022. The warrants are immediately exercisable and will remain exercisable for five years from February 7, 2022. In connection with the Private Placement, we also entered into a Registration Rights Agreement with Armistice, pursuant to which we were required to file a registration statement with the SEC following the closing of the Private Placement to register for resale the shares of common stock and the shares of common stock issuable upon the exercise of the warrants sold in the Private Placement.
Agreements with Stockholders
In connection with Xeris Pharmaceuticals, Inc.’s Series C preferred stock financing, it entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of its preferred stock and certain holders of our common stock. These stockholder agreements were terminated in connection with Xeris Pharmaceuticals, Inc.’s initial public offering, except for the registration rights granted under its investors’ rights agreement.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit or eliminate the personal liability of our directors to the fullest extent permitted by the Delaware General Corporate Law ("DGCL"), as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law, including by indemnifying these individuals for certain expenses (including attorney's fees), judgments, fines and settlement amounts (if such settlement is approved by the Company in advance) incurred in connection with any action or proceeding arising out of that person's services as a director or executive officer brought on behalf of us or in furtherance of our rights. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 12, 2023 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to be a beneficial owner of greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 137,309,116 shares of our common stock outstanding as of April 12, 2023.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or RSUs that are currently exercisable or exercisable within 60 days of April 12, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607.

	SHARES BENEFICIALLY OWNED
	NUMBER	PERCENTAGE
5% Stockholders
Stonepine Capital Management, LLC (1)	11,195,189	8.15%
BlackRock, Inc. (2)	8,576,213	6.25%
Directors, Named Executive Officers and Other Executive Officers
Paul Edick (3)	2,132,683	1.54%
John Shannon (4)	710,593	*
Beth Hecht (5)	448,824	*
John Schmid (6)	113,335	*
BJ Bormann (7)	102,106	*
Jeffrey Sherman (8)	262,244	*
Marla Persky (9)	102,106	*
Dawn Halkuff (10)	102,106	*
John Johnson (11)	913,509	*
Garheng Kong (12)	217,757	*
All current executive officers and directors as a group (14 persons) (13)	6,140,748	4.36%
* less than one percent.
(1)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2023 by Stonepine Capital Management, LLC (“Stonepine”). Stonepine is the general partner and investment adviser of Stonepine Capital, L.P., a Delaware limited partnership. Jon Plexico and Timothy Lynch are the control persons of Stonepine. Stonepine reports sole voting power with respect to 11,195,189 shares and sole dispositive power with respect to 11,195,189 shares. The principal business address of Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon Plexico and Timothy Lynch is 919 NW Bond Street, Suite 204, Bend, OR 97703.
(2)Based solely on a Schedule 13G filed with the SEC on February 10, 2023 by BlackRock, Inc (“Blackrock”). BlackRock reports sole voting power with respect to 8,464,269 shares and sole dispositive power with respect to 8,576,213 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)Consists of (i) 829,781 shares of common stock, (ii) 1,269,472 shares of common stock underlying options exercisable within 60 days of April 12, 2023, and (iii) 33,430 shares of common stock held by the Paul R. Edick 2008 Revocable Trust (the “2008 Trust Shares”). Mr. Edick may be deemed to beneficially own the 2008 Trust Shares. Mr. Edick disclaims beneficial ownership of the 2008 Trust Shares and this shall not be deemed an admission that he is the beneficial owner of the 2008 Trust Shares.
(4)     Consists of (i) 313,323 shares of common stock and (ii) 397,270 shares of common stock underlying options exercisable within 60 days of April 12, 2023.

(5)     Consists of (i) 166,324 shares of common stock and (ii) 282,500 shares of common stock underlying options exercisable within 60 days of April 12, 2023.
(6)     Consists of (i) 5,659 shares of common stock and (ii) 107,676 shares of common stock underlying options exercisable within 60 days of April 12, 2023.
(7)     Consists of 102,106 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(8)     Consists of (i) 50,378 shares of common stock and (ii) 211,866 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(9)    Consists of 102,106 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(10)     Consists of 102,106 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(11)     Consists of (i) 478,312 shares of common stock and (ii) 435,197 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(12)     Consists of (i) 50,170 shares of common stock and (ii) 167,587 shares of common stock underlying options exercisable and RSU vesting within 60 days of April 12, 2023.
(13)     Includes an aggregate of (i) 627,785 shares of common stock and (ii) 407,700 shares of common stock underlying options exercisable within 60 days of April 12, 2023 held by fourteen executive officers and directors. As of April 12, 2023, Ms. Fairley does not beneficially own any vested shares of common stock.

REPORT OF THE AUDIT COMMITTEE
The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Xeris’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Xeris’ independent registered public accounting firm, (3) the performance of Xeris’ internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.
Management is responsible for the preparation of Xeris’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Xeris’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Xeris for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the audit committee received written communications from the independent registered public accounting firm concerning independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Xeris be included in Xeris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF XERIS BIOPHARMA HOLDINGS, INC.
John Schmid, Chairperson
Garheng Kong
Marla Persky

April 26, 2023

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports or notice of internet availability of proxy materials. This means that only one copy of our documents, including the Annual Report to Stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Suite 1300, Chicago, Illinois 60607, Attention: Corporate Secretary, telephone: 1-844-445-5704. If you want to receive separate copies of the proxy statement and Annual Report to Stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Chicago, Illinois 60607, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to legal@xerispharma.com.
If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 8, 2024 and no later than March 9, 2024. Stockholder proposals and the required notice should be addressed to Xeris Biopharma Holdings, Inc., 1375 West Fulton Street, Chicago, Illinois 60607, Attention: Corporate Secretary. To comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2024 annual meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline to submit notice of matters for consideration at an annual meeting. Such notice must comply with the information requirements under Rule 14a-19(b).
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

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PHONE Call **1-866-229-1034**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

STOCKHOLDER MEETING ATTENDANCE
- Go To: www.proxydocs.com/XERS and register using your Proxy Card.

Xeris Biopharma Holdings, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 12, 2023

TIME: Wednesday, June 7, 2023 8:00 AM, Central Daylight Time
PLACE: To be held virtually -- please visit www.proxydocs.com/XERS for additional information on virtual meeting registration.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul R. Edick and Steven M. Pieper, (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Xeris Biopharma Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, **IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATIONS.** This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Xeris Biopharma Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Dawn Halkuff	☐	☐		**FOR**
	1.02 John H. Johnson	☐	☐		**FOR**
	1.03 Jeffrey W. Sherman	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.	☐	☐	☐	**FOR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/XERS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________